                                                                    Exhibit 10.2

                                ETHYL CORPORATION

                 NON-EMPLOYEE DIRECTORS' STOCK ACQUISITION PLAN

                       As Amended Through March 26, 2002

                                    ARTICLE I

                                   DEFINITIONS

     1.01. Board means the Board of Directors of the Company.

     1.02. Common Stock means any common stock of the Company acquired for use in an award and issued to a Participant.

     1.03. Company means Ethyl Corporation.

     1.04. Participant means, for each year during the term of the Plan, an individual who is a member of the Board on July 1 and who was not an employee of the Company or any of its affiliates on the preceding December 31.

     1.05. Plan means this Ethyl Corporation Non-Employee Directors' Stock Acquisitions Plan.


                                   ARTICLE II

                                     PURPOSE

     The purpose of the Plan is to provide incentive and reward to directors of the Company by enabling them to participate in the Company's success through ownership of Common Stock. The Plan also is intended to promote a greater identity of interests between Participants and the Company's shareholders through awards of Common Stock.

                                   ARTICLE III

                           SHARES SUBJECT TO THE PLAN

     Shares of Common Stock awarded pursuant to the Plan shall be purchased by the Company in the open market.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.01. The Plan shall be administered by the Company's General Counsel.

     4.02. All expenses of administering the Plan shall be borne by the Company.

     4.03. The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Virginia and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the Commonwealth of Virginia. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any award made or purportedly made under or in connection therewith, must be commenced shall be governed by the laws of the Commonwealth of Virginia, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

                                    ARTICLE V

                                     AWARDS

     On each July 1, beginning July 1, 1992, during the term of the Plan, each Participant shall receive an award in shares of Common Stock of the Company. The number of shares awarded to each Participant shall be the number of whole shares when multiplied by the closing price of the Common Stock on the immediately preceding business day, as reported in The Wall Street Journal, that as nearly as possible equals, but does not exceed, two thousand dollars ($2,000). Distribution of the shares by the Company's General Counsel will occur as soon as practicable after the date of the award.

                                   ARTICLE VI

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No certificates for shares of Common Stock shall be purchased or delivered under the Plan except in compliance with all applicable federal and state laws and regulations and the rules of all domestic stock exchanges on which the Company's shares may be listed.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     7.01. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     7.02. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE VIII

                                    AMENDMENT

     The Plan may be amended or repealed by the voting shareholders of the Company or by the Board at any time.

                                   ARTICLE IX

                                DURATION OF PLAN

     No award may be granted under the Plan prior to July 1, 1992, or after July 1, 2011.